Exhibit 99.1

Vivani Medical, Inc. Announces Pricing of Common Stock Offering

Alameda, Calif., October 26, 2025 – Vivani Medical, Inc. (Nasdaq: VANI) (“Vivani” or the “Company”), a clinical-stage biopharmaceutical company developing miniature, ultra long-acting drug implants, today announced the pricing of a best efforts registered direct offering of 6,000,000 shares of its common stock at an offering price of $1.62 per share and concurrent private placement of 3,703,703 shares of its common stock at an offering price of $1.62 per share purchased by Gregg Williams, the Chairman of the Company’s board of directors. The registered offering and the private placement were priced “at-the-market” under the rules and regulations of The Nasdaq Stock Market LLC. The gross proceeds to the Company from the registered offering and private placement are expected to be approximately $15.7 million, before deducting placement agent fees and estimated offering expenses. The registered offering and private placement are expected to close on or about October 28, 2025, subject to the satisfaction of customary closing conditions.

The Company intends to use the net proceeds from the registered offering and private placement to fund ongoing research and clinical development of the Company’s product candidates, as well as for working capital and general corporate purposes.

ThinkEquity is acting as sole placement agent for the registered direct offering.

The securities in the registered direct offering were offered and will be issued pursuant to a shelf registration statement on Form S-3 (File No. 333-278869), including a base prospectus, filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 22, 2024 and declared effective on May 3, 2024. The offering will be made only by means of a written prospectus. A final prospectus supplement and accompanying prospectus describing the terms of the offering will be filed with the SEC and will be available on its website at www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to the offering may also be obtained, when available, from the offices of ThinkEquity, 17 State Street, 41st Floor, New York, New York 10004.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Vivani Medical, Inc:

Leveraging its proprietary NanoPortal™ platform, Vivani develops biopharmaceutical implants designed to deliver drug molecules steadily over extended periods of time with the goal of guaranteeing adherence and improving patient tolerance to their medication. Vivani is developing a portfolio of GLP-1 based implants for metabolic diseases including obesity and type 2 diabetes. These NanoPortal implants are designed to provide patients with the opportunity to realize the full potential benefit of their medication by avoiding the numerous challenges associated with the daily or weekly administration of orals and injectables, including tolerability issues and loss of efficacy. Medication non-adherence occurs when patients do not take their medication as prescribed. This affects an alarming number of patients, approximately 50%, including those taking daily pills. For more information, please visit: www.vivani.com.

Forward-Looking Statements:

This press release contains certain “forward-looking statements” within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “target,” “believe,” “expect,” “will,” “may,” “anticipate,” “estimate,” “would,” “positioned,” “future,” and other similar expressions that are used in this press release, including statements regarding Vivani’s business, products in development, including the therapeutic potential thereof, the planned development thereof, Vivani’s plans with respect to Cortigent and its technology, strategy, cash position and financial runway. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on Vivani’s current beliefs, expectations, and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of Vivani’s control. These statements involve risks and uncertainties that could cause actual results to differ materially from those reflected in such statements, including, without limitation, risks that the spin-off will not be completed in a timely manner or at all; risks of failure to satisfy any conditions to the spin-off; risks of failure of the spin-off to qualify for non-recognition of gain or loss for U.S. federal income tax purposes; uncertainty of whether the anticipated benefits of the spin-off can be achieved; risks of unexpected costs or delays; and risks and uncertainties associated with the development and commercialization of products and product candidates that may impact or alter anticipated business plans, strategies and objectives. Actual results and outcomes may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results and outcomes to differ materially from those indicated in the forward-looking statements include, among others, risks related to market conditions and the ability of Cortigent to complete its spin-off, Cortigent’s history of losses and its ability to access additional capital or otherwise fund its business and advance its product candidates and pre-clinical programs. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from our expectations in any forward-looking statement. There may be additional risks that the Company or Cortigent consider immaterial, or which are unknown. A further list and description of risks and uncertainties can be found in the Company’s most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on March 31, 2025, as updated by the Company’s subsequent Quarterly Reports on Form 10-Q. Any forward-looking statement made by Vivani in this press release is based only on information currently available to the Company and speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of added information, future developments or otherwise, except as required by law.

For Investor Relations Inquiries:

Company Contact:

Donald Dwyer

Chief Business Officer

info@vivani.com

(415) 506-8462

Investor Relations Contact:

Jami Taylor

Investor Relations Advisor

investors@vivani.com

(415) 506-8462

Media Contact:

Sean Leous

ICR Healthcare

Sean.Leous@ICRHealthcare.com

(646) 866-4012